Visa Reports Fiscal First Quarter 2025 Results
San Francisco, CA, January 30, 2025 – Visa (NYSE: V)
•GAAP net income of $5.1B or $2.58 per share and non-GAAP net income of $5.5B or $2.75 per share
•Net revenue of $9.5B, an increase of 10%, or 11% on a constant-dollar basis
•Growth in payments volume, cross-border volume and processed transactions was strong
•Share repurchases and dividends of $5.1B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q1 2025		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change
Net Revenue	$9.5	10%

"Visa's strong first-quarter results reflected healthy spending during the holiday season and improving trends in payments volume, cross-border volume, and processed transactions growth. We delivered 10% net revenue growth, 8% GAAP EPS growth and 14% non-GAAP EPS growth. As we continue through 2025, we remain focused on serving our clients and innovating across our three growth levers – consumer payments, new flows and value-added services."

GAAP Net Income	$5.1	5%
GAAP Earnings Per Share	$2.58	8%
Non-GAAP Net Income(1)	$5.5	11%
Non-GAAP Earnings Per Share(1)	$2.75	14%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q1 2025
Payments Volume	9%
Cross-Border Volume Excluding Intra-Europe(2)	16%
Cross-Border Volume Total	16%
Processed Transactions	11%
(2) Cross-border volume excluding transactions within Europe.

Fiscal First Quarter 2025 — Financial Highlights

GAAP net income in the fiscal first quarter was $5.1 billion or $2.58 per share, an increase of 5% and 8%, respectively, over prior year’s results. Current year's results included special items of $213 million for severance costs, $39 million for lease consolidation costs, and $27 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case. Current year's results also included $75 million of net losses from equity investments and $80 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included $4 million of net gains from equity investments and $61 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $5.5 billion or $2.75 per share, increases of 11% and 14%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 9% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 15% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal first quarter was $9.5 billion, an increase of 10%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 11% on a constant-dollar basis.

Payments volume for the three months ended September 30, 2024, on which fiscal first quarter service revenue is recognized, increased 8% over the prior year on a constant-dollar basis.

Payments volume for the three months ended December 31, 2024 increased 9% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 16% on a constant-dollar basis for the three months ended December 31, 2024. Total cross-border volume on a constant-dollar basis increased 16% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2024, were 63.8 billion, an 11% increase over the prior year.

Fiscal first quarter service revenue was $4.2 billion, an increase of 8% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 9% over the prior year to $4.7 billion. International transaction revenue grew 14% over the prior year to $3.4 billion. Other revenue of $912 million rose 32% over the prior year. Client incentives were $3.8 billion, up 13% over the prior year.

GAAP operating expenses were $3.3 billion for the fiscal first quarter, a 22% increase over the prior year's results, primarily driven by increases in personnel and general and administrative expenses. GAAP operating expenses included the special items in the current year as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 11% over the prior year, primarily driven by increases in personnel and general and administrative expenses.

GAAP non-operating expense was $34 million for the fiscal first quarter, including $75 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $41 million.

GAAP effective income tax rate was 17.4% for the quarter ended December 31, 2024. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 17.7% for the quarter ended December 31, 2024.

Cash, cash equivalents and investment securities were $16.1 billion at December 31, 2024.

The weighted-average number of diluted shares of class A common stock outstanding was 1.98 billion for the quarter ended December 31, 2024.

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Other Notable Items

On December 19, 2024, Visa announced it completed its acquisition of Featurespace, a developer of real-time artificial intelligence payments protection technology that prevents and mitigates payments fraud and financial crime risks.

During the three months ended December 31, 2024, Visa repurchased approximately 13 million shares of class A common stock at an average cost of $300.61 per share for $3.9 billion. The Company had $9.1 billion of remaining authorized funds for share repurchases as of December 31, 2024.

On January 28, 2025, the board of directors declared a quarterly cash dividend of $0.590 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on March 3, 2025, to all holders of record as of February 11, 2025.

Fiscal First Quarter 2025 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

Visa Investor Day 2025

Visa will host an Investor Day in San Francisco on Thursday, February 20, 2025 beginning at 8:00 a.m. Pacific Time. Visa’s management team will provide a comprehensive update of our strategies and key initiatives. A live webcast and replay of the presentation will be available at investor.visa.com.

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Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data, including privacy, cybersecurity and AI;
•impact of tax examinations or disputes, or changes in tax laws;
•outcome of litigation or investigations;
•intense competition in our industry;
•dependence on our client and merchant base, which may be costly to win, retain and develop;
•continued push to lower acceptance costs and challenge industry practices;
•dependence on relationships with financial institutions, acquirers, processors, merchants, payment facilitators, ecommerce platforms, fintechs and other third parties;
•our inability to maintain and enhance our brand;
•impact of global economic, political, market, health and social events or conditions;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to significant risk of loss or reduction of liquidity due to our indemnification obligation to fund settlement losses of our clients;
•failure to anticipate, adapt to, or keep pace with, new technologies in the payments industry;
•a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks;
•risks, uncertainties and the failure to achieve the anticipated benefits of our acquisitions, joint ventures or strategic investments;
•the conversions of our class B-1, B-2 and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock;
•differing interests between holders of our class B-1, B-2 and C common stock and series A, B and C preferred stock compared to our class A common stock concerning certain significant transactions; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2024, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

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Fiscal First Quarter 2025 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended December 31, 2024	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,208	8%
Data processing revenue	4,745	9%
International transaction revenue	3,442	14%
Other revenue	912	32%
Client incentives	(3,797)	13%
Net revenue	$9,510	10%

Total operating expenses	$3,276	22%
Non-operating income (expense)	(34)	(138%)
Effective income tax rate	17.4%	(2 ppt)
Net income	$5,119	5%

Earnings per share	$2.58	8%

Non-GAAP(1)
Total operating expenses	$2,917	11%
Non-operating income (expense)	41	(51%)
Effective income tax rate	17.7%	(1 ppt)
Net income	$5,463	11%

Earnings per share	$2.75	14%

(1) Refer to Non-GAAP Financial Measures for further details.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	9%	7%
Cross-border volume excluding intra-Europe(2)	16%	15%
Cross-border volume total	16%	15%
Processed transactions	11%	11%

(2) Cross-border volume excluding transactions within Europe.

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Visa Consolidated Balance Sheets (unaudited)

	December 31, 2024	September 30, 2024
	(in millions, except per share data)
Assets
Cash and cash equivalents	$12,367	$11,975
Restricted cash equivalents—U.S. litigation escrow	3,112	3,089
Investment securities	1,967	3,200
Settlement receivable	3,683	4,454
Accounts receivable	2,590	2,561
Customer collateral	3,518	3,524
Current portion of client incentives	1,992	1,918
Prepaid expenses and other current assets	3,393	3,312
Total current assets	32,622	34,033
Investment securities	1,757	2,545
Client incentives	4,631	4,628
Property, equipment and technology, net	3,974	3,824
Goodwill	19,548	18,941
Intangible assets, net	25,889	26,889
Other assets	3,467	3,651
Total assets	$91,888	$94,511
Liabilities
Accounts payable	$405	$479
Settlement payable	4,425	5,265
Customer collateral	3,518	3,524
Accrued compensation and benefits	1,226	1,538
Client incentives	9,249	9,075
Accrued liabilities	4,690	4,909
Current maturities of debt	3,929	—
Accrued litigation	1,649	1,727
Total current liabilities	29,091	26,517
Long-term debt	16,680	20,836
Deferred tax liabilities	5,192	5,301
Other liabilities	2,629	2,720
Total liabilities	53,592	55,374
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of December 31, 2024 and September 30, 2024	904	1,031
Common stock, $0.0001 par value:
Class A common stock, 1,726 and 1,733 shares issued and outstanding as of December 31, 2024 and September 30, 2024, respectively	—	—
Class B-1 and B-2 total common stock, 125 shares issued and outstanding as of December 31, 2024 and September 30, 2024	—	—
Class C common stock, 9 and 10 shares issued and outstanding as of December 31, 2024 and September 30, 2024, respectively	—	—
Right to recover for covered losses	(123)	(104)
Additional paid-in capital	21,324	21,229
Accumulated income	17,438	17,289
Accumulated other comprehensive income (loss):
Investment securities	12	30
Defined benefit pension and other postretirement plans	(15)	(16)
Derivative instruments	(105)	(213)
Foreign currency translation adjustments	(1,139)	(109)
Total accumulated other comprehensive income (loss)	(1,247)	(308)

Total equity	38,296	39,137

Total liabilities and equity	$91,888	$94,511

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Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,
	2024	2023
	(in millions, except per share data)
Net revenue	$9,510	$8,634

Operating Expenses
Personnel	1,813	1,479
Marketing	306	293
Network and processing	207	181
Professional fees	143	131
Depreciation and amortization	282	247
General and administrative	481	340
Litigation provision	44	9
Total operating expenses	3,276	2,680

Operating income	6,234	5,954

Non-operating Income (Expense)
Interest expense	(182)	(187)
Investment income (expense) and other	148	275
Total non-operating income (expense)	(34)	88

Income before income taxes	6,200	6,042
Income tax provision	1,081	1,152
Net income	$5,119	$4,890

Basic Earnings Per Share
Class A common stock	$2.58	$2.39
Class B-1 common stock	$4.04	$3.80
Class B-2 common stock(1)	$3.99	$—
Class C common stock	$10.33	$9.58

Basic Weighted-average Shares Outstanding
Class A common stock	1,729	1,584
Class B-1 common stock	5	245
Class B-2 common stock(1)	120	—
Class C common stock	10	9

Diluted Earnings Per Share
Class A common stock	$2.58	$2.39
Class B-1 common stock	$4.04	$3.80
Class B-2 common stock(1)	$3.98	$—
Class C common stock	$10.32	$9.57

Diluted Weighted-average Shares Outstanding
Class A common stock	1,985	2,045
Class B-1 common stock	5	245
Class B-2 common stock(1)	120	—
Class C common stock	10	9

(1) No shares of class B-2 common stock were outstanding prior to the class B-1 common stock exchange offer in May 2024.

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Visa Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,
	2024	2023
	(in millions)
Operating Activities
Net income	$5,119	$4,890
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	3,797	3,348
Share-based compensation	224	209
Depreciation and amortization	282	247
Deferred income taxes	38	59
VE territory covered losses incurred	(27)	(24)
(Gains) losses on equity investments, net	75	(4)
Other	56	11
Change in operating assets and liabilities:
Settlement receivable	657	(257)
Accounts receivable	(64)	(195)
Client incentives	(3,649)	(3,601)
Other assets	(10)	(204)
Accounts payable	(54)	(18)
Settlement payable	(673)	313
Accrued and other liabilities	(303)	(877)
Accrued litigation	(72)	(283)
Net cash provided by (used in) operating activities	5,396	3,614

Investing Activities
Purchases of property, equipment and technology	(345)	(267)
Purchases of investment securities	—	(2,743)
Proceeds from maturities and sales of investment securities	2,042	1,137
Acquisitions, net of cash and restricted cash acquired	(906)	—
Purchases of other investments	(6)	(11)
Other investing activities	5	(5)
Net cash provided by (used in) investing activities	790	(1,889)

Financing Activities
Repurchases of class A common stock	(4,011)	(3,580)
Dividends paid	(1,170)	(1,060)
Proceeds from stock issued under equity plans	127	104
Taxes paid related to stock issued under equity plans	(235)	(172)
Other financing activities	(186)	329
Net cash provided by (used in) financing activities	(5,475)	(4,379)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(508)	300
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	203	(2,354)

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	19,763	21,990
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$19,966	$19,636

Supplemental Disclosure
Cash paid for income taxes, net(1)	$1,194	$1,503
Interest payments on debt	$213	$213
Accruals related to purchases of property, equipment and technology	$40	$26

(1) For the three months ended December 31, 2024, the amount includes $1.1 billion of cash paid for federal transferable tax credits.

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Visa Quarterly Results of Operations (unaudited)

	Fiscal 2025 Quarter Ended	Fiscal 2024 Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(in millions)
Net revenue	$9,510	$9,617	$8,900	$8,775	$8,634

Operating Expenses
Personnel	1,813	1,609	1,573	1,603	1,479
Marketing	306	551	378	338	293
Network and processing	207	208	200	189	181
Professional fees	143	192	152	160	131
Depreciation and amortization	282	274	264	249	247
General and administrative	481	424	382	452	340
Litigation provision	44	10	13	430	9
Total operating expenses	3,276	3,268	2,962	3,421	2,680

Operating income	6,234	6,349	5,938	5,354	5,954

Non-operating Income (Expense)
Interest expense	(182)	(176)	(196)	(82)	(187)
Investment income (expense) and other	148	199	247	241	275
Total non-operating income (expense)	(34)	23	51	159	88

Income before income taxes	6,200	6,372	5,989	5,513	6,042
Income tax provision	1,081	1,054	1,117	850	1,152
Net income	$5,119	$5,318	$4,872	$4,663	$4,890

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Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology, customer relationships and trade names acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Severance costs. For the three months ended December 31, 2024, we recorded severance costs within personnel expense to realign our organizational structure and focus on areas that will drive higher long-term growth. This broad-based optimization effort has been excluded as it is not representative of our ongoing operations.

•Lease consolidation costs. For the three months ended December 31, 2024, we recorded a charge within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded these amounts as it does not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. For the three months ended December 31, 2024, we have excluded this amount to facilitate a comparison to our past operating performance.

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Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended December 31, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$3,276	$(34)	$1,081	17.4%	$5,119	$2.58
(Gains) losses on equity investments, net	—	75	17		58	0.03
Amortization of acquired intangible assets	(46)	—	11		35	0.02
Acquisition-related costs	(34)	—	2		32	0.02
Severance costs	(213)	—	45		168	0.08
Lease consolidation costs	(39)	—	9		30	0.02
Litigation provision	(27)	—	6		21	0.01
Non-GAAP	$2,917	$41	$1,171	17.7%	$5,463	$2.75

	Three Months Ended December 31, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$2,680	$88	$1,152	19.1%	$4,890	$2.39
(Gains) losses on equity investments, net	—	(4)	(1)		(3)	—
Amortization of acquired intangible assets	(40)	—	9		31	0.01
Acquisition-related costs	(21)	—	1		20	0.01
Non-GAAP	$2,619	$84	$1,161	19.0%	$4,938	$2.41

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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